[SUMMARY ENGLISH TRANSLATION]

Wuchuan County People’s Government (Approval)

 County Government File No.: [2010] No. 54

Approval from Wuchuan County People’s Government Regarding the Application of Change of Project Ownership Filed by Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.

To: Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.

This is to confirm our receipt of your “Application Concerning Change of Project Ownership for Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.” (Inner Mongolia Yongye Fumin [2010] No. 1).  After the review of your application, we hereby give our consent to the change of project ownership from Wuchuan Shuntong Humic Acid Trading Co., Ltd. to Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.

In addition, our approval regarding the Project for the Comprehensive Use of Lignite Coal, as documented in file no. [2009] No.43 in between the Government of County of Wuchuan and Wuchuan Shutong Humic Acid Trading Company dated May 9, 2009, remains valid and unchanged.

We hereby request that all relevant county-level government departments, including but not limited to Wuchuan Economic Development Zone, Development and Reform Committee, economy and trade commission, industry and commerce administration, state taxation bureau and local taxation bureau, proceed with all relevant and required procedures in relating to the above mentioned approval for change of project ownership.

/seal of Wuchuan County People’s Government/

July 28, 2010

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Keywords: Industry, Name, Change, Approval
Office of the Wuchuan County People’s Government
Printed and Distributed on July 28, 2010
Proofread by: Wang Runrun
5 copies